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                                                                    Exhibit 23.2


                         [Deloitte & Touche Letterhead]



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-83500 of Polo Ralph Lauren Corporation and subsidiaries on Form S-3 of our reports dated May 23, 2001 (which reports express an unqualified opinion and include an explanatory paragraph relating to a change in a method of accounting), included in the Annual Report on Form 10-K of Polo Ralph Lauren Corporation and subsidiaries for the year ended March 31, 2001, and to the use of our report dated May 23, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in a method of accounting), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Summary Consolidated Financial Data", "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP


New York, New York
April 3, 2002